                               EXHIBIT 25.F

                                  Registration No.
________________________________________________________________
________________________________________________________________



              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM T-1

  STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
         OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)  X

                  WILMINGTON TRUST COMPANY
      (Exact name of trustee as specified in its charter)


        Delaware                                         51-0055023
(State of incorporation)                 (I.R.S. employer
identification no.)

                      Rodney Square North
                    1100 North Market Street
                   Wilmington, Delaware  19890
            (Address of principal executive offices)

                      Cynthia L. Corliss
               Vice President and Trust Counsel
                  Wilmington Trust Company
                    Rodney Square North
                Wilmington, Delaware  19890
                     (302) 651-8516
     (Name, address and telephone number of agent for service)


                    SOUTHERN UNION COMPANY
      (Exact name of obligor as specified in its charter)

        Delaware                                         75-0571592
(State of incorporation)       (I.R.S. employer identification no.)



504 Levaca Street, Suite 800
Austin, Texas                                        78701
(Address of principal executive offices           (Zip Code)
 of each obligor)


                             Guarantees of
          Preferred Securities of Southern Union Financing I,
        Preferred Securities of Southern Union Financing II, and
          Preferred Securities of Southern Union Financing III
                 (Title of the indenture securities)
_________________________________________________________________

ITEM 1.   GENERAL INFORMATION.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

                 Federal Deposit Insurance Co.      State Bank
                 Five Penn Center                     Commissioner
                 Suite #2901                        Dover, Delaware
                 Philadelphia, PA

          (b) Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

ITEM 2.    AFFILIATIONS WITH THE OBLIGOR.

           If the obligor is an affiliate of the trustee, describe each affiliation:

             Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 3.    LIST OF EXHIBITS.

           List below all exhibits filed as part of this Statement of Eligibility and Qualification.

           A. Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers. Said Charter is incorporated herein by reference to Registration No. 22-21841/Pre-Effective Amendment No. 3 to Form T-1 filed by Wilmington Trust Company in May, 1992, with respect to Subordinated Notes due 2002 of Supermarkets General Holdings Corporation.

           B. By-Laws of Wilmington Trust Company. Said By-Laws are incorporated herein by reference to Registration No. 22-21841/Pre-Effective Amendment No. 3 to Form T-1 filed by Wilmington Trust Company in May, 1992, with respect to Subordinated Notes due 2002 of Supermarket Generals Holdings Corporation.

          C.    Consent of Wilmington Trust Company required by
                Section 321(b) of Trust Indenture Act.

          D. Copy of most recent Report of Condition of Wilmington Trust Company.

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 4th day of May, 1995.

                                    WILMINGTON TRUST COMPANY

[SEAL]
                                    By: /s/ Cynthia L. Corliss
                                        ______________________
Attest: /s/ Kimberly A. Haren        Name:  Cynthia L. Corliss
       ______________________
       Assistant Secretary           Title: Vice President

                                       EXHIBIT C




                   Section 321(b) Consent


Pursuant to Section 321(b) of the Trust Indenture Act of 1939,
Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities Exchange
Commission upon requests therefor.



                           WILMINGTON TRUST COMPANY


Dated: May 4, 1995         By: /s/ Cynthia L. Corliss
                               ______________________
                               Name:  Cynthia L. Corliss
                               Title: Vice President

                           EXHIBIT D



                            NOTICE


This form is intended to assist state nonmember banks and savings banks with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



            R E P O R T   O F   C O N D I T I O N

Consolidating domestic subsidiaries of the

       WILMINGTON TRUST COMPANY            of     WILMINGTON
________________________________________      __________________

            Name of Bank                             City

in the State of   DELAWARE  , at the close of business on
                ____________
December 31, 1994.



ASSETS

Thousands of dollars
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coins .     196,088
  Interest-bearing balances . . . . . . . . . . . . . .          0
Held-to-maturity securities . . . . . . . . . . . . . .     706,396
Available-for-sale securities . . . . . . . . . . . . .     252,556
Federal funds sold. . . . . . . . . . . . . . . . . . .      15,860
Securities purchased under agreements to resell . . . .     116,500
Loans and lease financing receivables:
  Loans and leases, net of unearned income. . . . . . .   3,189,633
    LESS:  Allowance for loan and lease losses. . . . .      46,554
    LESS:  Allocated transfer risk reserve. . . . . . .          0
  Loans and leases, net of unearned income, allowance,
    and reserve . . . . . . . . . . . . . . . . . . . .   3,143,079
Assets held in trading accounts . . . . . . . . . . . .          0
Premises and fixed assets (including capitalized
  leases) . . . . . . . . . . . . . . . . . . . . . . .      66,834
Other real estate owned . . . . . . . . . . . . . . . .      21,404
Investments in unconsolidated subsidiaries and
  associated companies. . . . . . . . . . . . . . . . .       2,415
Customers' liability to this bank on acceptances
  outstanding . . . . . . . . . . . . . . . . . . . . .          0
Intangible assets . . . . . . . . . . . . . . . . . . .       5,129
Other assets. . . . . . . . . . . . . . . . . . . . . .      98,605
Total assets. . . . . . . . . . . . . . . . . . . . . .   4,624,866


LIABILITIES

Deposits:
In domestic offices . . . . . . . . . . . . . . . . . .   3,200,395
   Noninterest-bearing. . . . . . . . . . . . . . . .     700,402
   Interest-bearing . . . . . . . . . . . . . . . . .   2,499,993
Federal funds purchased . . . . . . . . . . . . . . . .   153,625
Securities sold under agreements to repurchase . . . .    126,856
Demand notes issued to the U.S. Treasury . . . . . . .     37,308
Trading liabilities . . . . . . . . . . . . . . . . . .        0
Other borrowed money: . . . . . . . . . . . . . . . . .   ///////
  With original maturity of one year or less. . . . . .   621,800
  With original maturity of more than one year. . . . .        0
Mortgage indebtedness and obligations under
    capitalized leases. . . . . . . . . . . . . . . . .     2,093
Bank's liability on acceptances executed and
    outstanding . . . . . . . . . . . . . . . . . . . .        0
Subordinated notes and debentures . . . . . . . . . . .        0
Other liabilities . . . . . . . . . . . . . . . . . . .    88,513
Total liabilities . . . . . . . . . . . . . . . . . . . 4,230,590
Limited-life preferred stock and related surplus. . . .         0



EQUITY CAPITAL

Perpetual preferred stock and related surplus . . . . .         0
Common Stock. . . . . . . . . . . . . . . . . . . . . .       500
Surplus . . . . . . . . . . . . . . . . . . . . . . . .    62,118
Undivided profits and capital reserves. . . . . . . . .   331,953
Net unrealized holding gains (losses) on
  available-for-sale securities . . . . . . . . . . . .      (295)
Total equity capital. . . . . . . . . . . . . . . . . .   394,276
Total liabilities, limited-life preferred stock,
  and equity capital. . . . . . . . . . . . . . . . . . 4,624,866


We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

/s/ Carolyn S. Burger                 ]
_____________________

/s/ David P. Roselle                  ] Directors
____________________

/s/ Leonard W. Quill                  ]
____________________

I,    David R. Gibson   , Senior Vice President of the above named
   _____________________  _____________________
bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                   /s/ David R. Gibson
                                   ___________________
                                   Signature